Exhibit (c)(2) CONFIDENTIAL Discussion Materials Supporting the Fairness Opinion Presentation to the Special Committee of the Board of Directors of Intersections Inc. October 29, 2018Exhibit (c)(2) CONFIDENTIAL Discussion Materials Supporting the Fairness Opinion Presentation to the Special Committee of the Board of Directors of Intersections Inc. October 29, 2018

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This presentation has not been prepared with a view toward public disclosure under applicable securities laws or otherwise, and this material must not be copied, reproduced, distributed or passed on to others at any time without the prior written consent of North Point. 2CONFIDENTIAL Disclaimer This presentation has been prepared by North Point Advisors (“North Point”) for the exclusive use of the special committee of the board of directors of the party to whom North Point delivers this presentation (together with its subsidiaries, the “Client”) using information provided by the Client and other publicly available information. North Point has not independently verified the information contained herein, nor does North Point make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. 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This presentation has not been prepared with a view toward public disclosure under applicable securities laws or otherwise, and this material must not be copied, reproduced, distributed or passed on to others at any time without the prior written consent of North Point. 2

CONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process OverviewCONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process Overview

Current Situation and Engagement Overview CONFIDENTIAL • Intersections Inc. (“Intersections” or the “Company”) and WC SACD One Parent, Inc. ( “Parent”) are contemplating a transaction in which Parent would acquire all of the outstanding shares of common stock, par value $0.01 per share, of Intersections (the “Shares”). Several of the key terms are below: ➢ [$3.68] per Share consideration, paid in cash (the “Merger Consideration”) ➢ No financing contingencies ➢ Transaction to be executed through a tender offer followed by a back-end merger (together, the “Transaction”), allowing for a short timeline to closing ➢ Three large stockholders (Michael Stanfield, Loeb Holdings, David McGough) are expected to rollover equity into Parent • Concurrent with the merger process, Parent would provide a debt financing to the Company (the “Financing”) ➢ $30 million total funding at the time of signing the merger agreement (the “Agreement”) ➢ Security would be a secured senior convertible note, convertible into equity at a price of [$2.27] per share ➢ Capital would be used to repay existing Company debt with a near term due date and to fund working capital needs • The Special Committee of the Board of Directors of Intersections (the “Special Committee”) has requested our opinion as to the fairness, from a financial point of view, to the stockholders of the Company of the Merger Consideration. • The following pages contain material provided to the Special Committee by North Point to assist in evaluating the fairness, from a financial point of view to the stockholders of the Company of the Merger Consideration. 4Current Situation and Engagement Overview CONFIDENTIAL • Intersections Inc. (“Intersections” or the “Company”) and WC SACD One Parent, Inc. ( “Parent”) are contemplating a transaction in which Parent would acquire all of the outstanding shares of common stock, par value $0.01 per share, of Intersections (the “Shares”). Several of the key terms are below: ➢ [$3.68] per Share consideration, paid in cash (the “Merger Consideration”) ➢ No financing contingencies ➢ Transaction to be executed through a tender offer followed by a back-end merger (together, the “Transaction”), allowing for a short timeline to closing ➢ Three large stockholders (Michael Stanfield, Loeb Holdings, David McGough) are expected to rollover equity into Parent • Concurrent with the merger process, Parent would provide a debt financing to the Company (the “Financing”) ➢ $30 million total funding at the time of signing the merger agreement (the “Agreement”) ➢ Security would be a secured senior convertible note, convertible into equity at a price of [$2.27] per share ➢ Capital would be used to repay existing Company debt with a near term due date and to fund working capital needs • The Special Committee of the Board of Directors of Intersections (the “Special Committee”) has requested our opinion as to the fairness, from a financial point of view, to the stockholders of the Company of the Merger Consideration. • The following pages contain material provided to the Special Committee by North Point to assist in evaluating the fairness, from a financial point of view to the stockholders of the Company of the Merger Consideration. 4

Due Diligence Summary CONFIDENTIAL • In connection with our review of the proposed transaction, and in arriving at our opinion, we have: ➢ Reviewed and analyzed the terms of the draft Agreement and Plan of Merger dated October 27, 2018; ➢ Reviewed and analyzed certain financial and other data with respect to the Company, which was publicly available; ➢ Reviewed and analyzed certain information, including financial statements and financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, projected operations and prospects of the Company, that were furnished to us by the Company; ➢ Held discussions with certain members of the senior management and representatives of the Company concerning the matters described above, as well as its business and prospects on a stand-alone basis ➢ Reviewed the current and historical reported prices and trading activity of certain publicly traded companies deemed by us to be comparable to the Company ➢ Reviewed the terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. • In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion. We believe such areas of investigation are sufficient and reasonable as a basis for rendering this opinion. In conducting our review and analysis, and as a basis for arriving at our opinion, we have utilized generally accepted valuation and analytical techniques, methodologies, procedures and considerations reasonably deemed relevant and customary under the circumstances. 5Due Diligence Summary CONFIDENTIAL • In connection with our review of the proposed transaction, and in arriving at our opinion, we have: ➢ Reviewed and analyzed the terms of the draft Agreement and Plan of Merger dated October 27, 2018; ➢ Reviewed and analyzed certain financial and other data with respect to the Company, which was publicly available; ➢ Reviewed and analyzed certain information, including financial statements and financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, projected operations and prospects of the Company, that were furnished to us by the Company; ➢ Held discussions with certain members of the senior management and representatives of the Company concerning the matters described above, as well as its business and prospects on a stand-alone basis ➢ Reviewed the current and historical reported prices and trading activity of certain publicly traded companies deemed by us to be comparable to the Company ➢ Reviewed the terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. • In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion. We believe such areas of investigation are sufficient and reasonable as a basis for rendering this opinion. In conducting our review and analysis, and as a basis for arriving at our opinion, we have utilized generally accepted valuation and analytical techniques, methodologies, procedures and considerations reasonably deemed relevant and customary under the circumstances. 5

Summary of Conclusions CONFIDENTIAL • It is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders of the Shares (other than the Excluded Shares, Dissenting Shares and Rollover Shares (each as defined in the Agreement)) in the proposed Transaction, is fair, from a financial point of view, to the holders of such Shares (other than Parent, Merger Sub and their Affiliates (each as defined in the Agreement)). • The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying our opinion. In arriving at our fairness determination, we considered the results of all of the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, we made our determination as to fairness on the basis of our experience and professional judgment after considering the results of all of the analyses. • This opinion addresses solely the fairness, from a financial point of view, to the holders of Shares (other than the Excluded Shares, Dissenting Shares and Rollover Shares), of the Merger Consideration to be paid to the holders of Shares (other than Parent, Merger Sub and their Affiliates) as provided in the Agreement. ➢ This opinion does not address the fairness of any specific portion of the transaction, including the Financing. ➢ We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with the transaction. 6Summary of Conclusions CONFIDENTIAL • It is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders of the Shares (other than the Excluded Shares, Dissenting Shares and Rollover Shares (each as defined in the Agreement)) in the proposed Transaction, is fair, from a financial point of view, to the holders of such Shares (other than Parent, Merger Sub and their Affiliates (each as defined in the Agreement)). • The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying our opinion. In arriving at our fairness determination, we considered the results of all of the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, we made our determination as to fairness on the basis of our experience and professional judgment after considering the results of all of the analyses. • This opinion addresses solely the fairness, from a financial point of view, to the holders of Shares (other than the Excluded Shares, Dissenting Shares and Rollover Shares), of the Merger Consideration to be paid to the holders of Shares (other than Parent, Merger Sub and their Affiliates) as provided in the Agreement. ➢ This opinion does not address the fairness of any specific portion of the transaction, including the Financing. ➢ We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with the transaction. 6

Summary of Valuation Methodologies

CONFIDENTIAL

Methodology	Methodology Description
Multiple Approach (Comparable Public Companies)	The Comparable Public Company Analyses reviews securities of publicly-traded companies deemed comparable to the Company. Share pricing in the public market reflects a wide range of factors including general economic conditions, interest rates, inflation and investor perceptions.
Market Transaction Approach (Precedent M&A Transactions)	The Precedent M&A Transaction Analyses encompasses a review of M&A transactions involving acquired entities deemed comparable to the Company's business, looking at Revenue and EBITDA multiples. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases, third party equity research reports and other sources.
Premiums Paid Approach (Comparable Public Company Transaction Analysis)	The premiums paid analysis involves a review of purchase prices in public transactions relative to pre-announcement prices. The comparable public transactions used for purposes of this analysis includes certain consumer industry transactions with implied enterprise values between $25 million and $500 million announced since 2012.
Income Approach (Discounted Cash Flow Analysis)	The Discounted Cash Flow Analyses encompasses a review of projected financial performance and cash flow for fiscal years 2019 through 2022. The analysis is based on a projection provided by the Company that assumes a debt and equity refinancing. Appropriate discounting of projected cash flow is based on a weighted average cost of capital analysis, and terminal valuations are based on a range of currently prevailing M&A multiples.
Illustrative Transaction Approach (Leveraged Buyout Analysis)	The Leveraged Buyout Analyses assumes a hypothetical financial buyer acquires the Company within a valuation range that would generate a targeted sponsor IRR of 20% to 25%. The transaction is assumed to be funded in part by equity with debt leverage. It is also assumed that the hypothetical buyer will exit its investment in five years at the end of fiscal 2022, assuming an exit multiple based on North Point's estimate and average range of currently prevailing M&A multiples for comparable companies.

INTERSECTIONS INC.
7
North Point | Advisors Mergers and Acquisitions

Summary of Implied Valuation Ranges

CONFIDENTIAL


$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Offer Price: $3.68
$3.31
$2.70
$1.93
$1.65
$2.70
$1.29
$2.75
$1.29
$7.10
$3.55
$4.65
$2.95
$2.46
$1.47
$7.01
$3.93
$5.00
$2.75
$2.63
$2.04
$2.76
$2.11
$2.76
$2.06
$5.30
$2.52
$3.87
$3.40
1-Month
6-Month
1-Year
LTM EBITDA
2018F EBITDA
2019F EBITDA
LTM EBITDA
2018F EBITDA
1-Day
1-Week
1-Month
Base Case
Base Case
Previous Offers
Historical Trading Range
Comparable Public Companies
Comparable M&A Transactions
Premiums Paid Analysis
DCF
LBO

Company Metric		$12.8	$9.4	$6.0	$12.8	$9.4	$1.75	$1.84	$1.82	Discount Rate:	Exit Multiple:
Low		7.0x	7.2x	7.0x	0.5x	0.5x	(14.0%)	(10.0%)	(16.7%)	10.0% - 20.0%	11.0x
Mean		12.2x	12.2x	10.9x	12.8x	12.8x	36.4%	36.9%	35.6%		
Median		11.5x	12.3x	11.5x	19.8x	19.8x	29.5%	29.8%	28.8%	Terminal Rate:	IRR:
High		18.3x	16.8x	14.6x	79.2x	79.2x	116.3%	153.2%	125.5%	9.0 x - 13.0 x	20% - 25%

INTERSECTIONS INC.
8
North Point Advisors Mergers and Acquisitions

CONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process OverviewCONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process Overview

Intersections Company Overview

CONFIDENTIAL

Intersections Inc. Provides Innovative, Information-Based Solutions that Help Consumers Manage Risks and Make Better-Informed Life Decisions

1996
Year Founded

47M
Total Consumers Protected

1.1M
Total Subscribers as of September 2018

(6.5%)
YTD Subscriber Growth as of September 2018

$156.0M
LTM Revenue

$106.6M
LTM Gross Profit

$12.8M
LTM Adjusted EBITDA

8.2%
LTM Adjusted EBITDA Margin

Note: LTM as of August 2018.

Under the Identity Guard brand, Intersections Inc. utilizes technology solutions, including artificial intelligence, to help monitor, manage and protect against the risks associated with identities and personal information, including:

- Helping prevent, detect and resolve identity theft associated with financial fraud
- Providing social media monitoring and information adjustment or deletion to help protect one's reputation that may impact school choice, job choice and life experiences
- Providing AI based monitoring services to help protect from cyberbullying
- Creating and delivering software services to protect computers and personal devices against "bad" browsing sites and phishing attacks
- Providing breach prevention and management tools to small and medium businesses



INTERSECTIONS INC.

10

North Point | Advisors
Mergers and Acquisitions

Company History

CONFIDENTIAL

1996 – Company Founded

Intersections Inc. founded in 1996

2004 – IPO

NASDAQ: INTX
$153M in revenue

Identity Management Leader

Became a leader in the nascent market of providing identity management services to consumers

2011 – Peak Revenue

Achieved peak revenue of $370M and ~$60M of EBITDA

2012+ – Marketing Channel Closed

Primary marketing channel was closed as a result of the Consumer Financial Protection Bureau ("CFPB") actions with financial institutions

2013 - 2016 – Non-Core Business Expansion

As the legacy subscribers declined, the Company explored several ancillary businesses in veterinarian technology, e-commerce, and wellness management

2017 – Divested Non-Core Businesses, Launched Identity Guard with Watson

Divested all non-core businesses, focusing exclusively on Identity Guard going forward; launched Identity Guard with Watson

INTERSECTIONS INC.
11
North Point | Advisors
Mergers and Acquisitions

Identity Guard Product Evolution CONFIDENTIAL • Building on the success of the Identity Guard product, the company launched an improved version, Identity Guard with Watson, in 2017 • Due to marketing and operational issues, the product continues to be refined and management expects it to be fully released in Q1 2019 Wholesaler of Other’s Financial Data SaaS: IP Creator of Algorithms Rooted in AI Seven Primary Data Resources 71 Data Resources with 23 IBM Watson API’s Financial, Digital, Social, Credit Monitoring and Alerts Personal Protection and Alerts Physical Delivery, Web Based Mobile-Focused, Web Accessible, Cloud Based Comprehensive as well as Multiple Primarily ID Protection Audience-Driven Solutions White Label Provider, some DTC DTC, Employee Benefit, Partners 12Identity Guard Product Evolution CONFIDENTIAL • Building on the success of the Identity Guard product, the company launched an improved version, Identity Guard with Watson, in 2017 • Due to marketing and operational issues, the product continues to be refined and management expects it to be fully released in Q1 2019 Wholesaler of Other’s Financial Data SaaS: IP Creator of Algorithms Rooted in AI Seven Primary Data Resources 71 Data Resources with 23 IBM Watson API’s Financial, Digital, Social, Credit Monitoring and Alerts Personal Protection and Alerts Physical Delivery, Web Based Mobile-Focused, Web Accessible, Cloud Based Comprehensive as well as Multiple Primarily ID Protection Audience-Driven Solutions White Label Provider, some DTC DTC, Employee Benefit, Partners 12

CONFIDENTIAL

Identity Guard with Watson Theft Protection

Identity Guard with Watson is an identity theft protection service that offers several products to help consumers protect themselves from identity fraud and misuse


IDENTITY GUARD
With Watson

Financial Well-Being

- Credit monitoring & reports
- Public, bank and financial records
- Expanded Dark Web monitoring
- Tax fraud

Personal Safety

- Geo-location aware alerts
- Police reports
- Sex-Offender alerts

Support & Resolution

- Social reputation manager
- Safe browsing technology
- Anti phishing app
- Personalized real time scam alerts

Social & Digital – Self & Family

- $1M theft insurance
- Fastest alerts vs. major competitors
- Victim recovery specialists
- U.S.-based call center

INTERSECTIONS INC.
13
North Point | Advisors
Mergers and Acquisitions

Diverse Revenue Streams CONFIDENTIAL Identity Guard Run-Off Direct-to-Consumer Financial Institutions Canada Partner Insurance Services (IISI) Partner Breach Employee Benefit LTM Revenue by Channel ($mm) $5.5 $2.4 Financial Institutions 54% of LTM IISI $12.3 Revenue DTC $13.1 $77.8 Canada Partner 46% of LTM $38.9 Total Breach / Portal Revenue $6.1 Employee Benefit Note: LTM as of August 2018. 14Diverse Revenue Streams CONFIDENTIAL Identity Guard Run-Off Direct-to-Consumer Financial Institutions Canada Partner Insurance Services (IISI) Partner Breach Employee Benefit LTM Revenue by Channel ($mm) $5.5 $2.4 Financial Institutions 54% of LTM IISI $12.3 Revenue DTC $13.1 $77.8 Canada Partner 46% of LTM $38.9 Total Breach / Portal Revenue $6.1 Employee Benefit Note: LTM as of August 2018. 14

Customer Acquisition and Retention CONFIDENTIAL • It costs the company ~$100 to acquire a customer and takes approximately one year to recover this cost Customer Acquisition Funnel Partner Retention Curve 100% 90% 1 Year: Sales Leads 80% 47.0% 2 Years: 70% 34.9% 60% 50% Target Screening in 40% 21.4% Corporate World 30% 20% 10% 0% Sales Efforts 0 5 10 15 20 25 30 35 40 45 50 55 60 65 Months DTC US (Classic Product) Retention Curve Contact 100% Decisioning 90% 80% 70% Customer 1 Year: 60% 27.5% 2 Years: Sales 50% 18.9% 40% Site 30% 11.1% 20% 10% 0% 0 5 10 15 20 25 30 35 40 45 50 55 60 65 Months 15Customer Acquisition and Retention CONFIDENTIAL • It costs the company ~$100 to acquire a customer and takes approximately one year to recover this cost Customer Acquisition Funnel Partner Retention Curve 100% 90% 1 Year: Sales Leads 80% 47.0% 2 Years: 70% 34.9% 60% 50% Target Screening in 40% 21.4% Corporate World 30% 20% 10% 0% Sales Efforts 0 5 10 15 20 25 30 35 40 45 50 55 60 65 Months DTC US (Classic Product) Retention Curve Contact 100% Decisioning 90% 80% 70% Customer 1 Year: 60% 27.5% 2 Years: Sales 50% 18.9% 40% Site 30% 11.1% 20% 10% 0% 0 5 10 15 20 25 30 35 40 45 50 55 60 65 Months 15

Identity Theft Protection Services Industry CONFIDENTIAL

While Fraud Loss has Increased 3 Straight Years and Fraud Incidence is at a Record Rate...

Fraud Incidence Rate and Dollar Amount of Losses($mm)



Fraud Losses
Fraud Incidence
$19.0
$22.1
$19.3
$16.4
$15.5
$16.2
$16.8
4.9%
5.3%
5.4%
5.2%
5.3%
6.2%
6.6%
2011
2012
2013
2014
2015
2016
2017

...Identity Theft Protection Services Industry Revenue has been Relatively Flat

Identity Theft Protection Services Industry Revenue ($ in Billions)



$2.8
$3.0
$2.9
$2.7
$2.7
$2.8
$2.8
2011
2012
2013
2014
2015
2016
2017

Sources: Javelin Strategy & Research, 2018 and IBISWorld Identity Theft Protection Services in the U.S. 2017 report.

INTERSECTIONS INC. 16 North Point Advisors Mergers and Acquisitions

Management Team

CONFIDENTIAL

- The prior CEO was terminated in January 2018 and founder and executive chairman, Michael Stanfield, has stepped in as interim CEO until a replacement is found

Name *Title*	**Industry Tenure**	**Relevant Experience**
Michael Stanfield *Executive Chairman, President, and Interim Chief Executive Officer*	36 Years	LOEB; CCC Information Services Inc.; BWIA West Indies Airways
Melba Amissi *Chief Operating Officer*	17 Years	Intersections Inc.
Ronald Barden *Chief Financial Officer*	33 Years	Deloitte & Touche; EY Building a better working world
Duane Berlin *Chief Legal Officer & General Counsel*	35 Years	Cummings & Lockwood LLC; CASRO The Voice and Values of Research
Barry Kessel *Chief Marketing Officer*	38 Years	WPP; Wunderman; Time Inc.
Jerry Thompson *Chief Revenue Officer*	32 Years	White Sky; pinnacle

Intersections Inc.

17

North Point | Advisors Mergers and Acquisitions

Current Stockholder Summary

CONFIDENTIAL

- Loeb Holding, Michael Stanfield, and David McGough currently own a combined 49.5% of common shares outstanding


40.0%
11.9%
6.5%
4.0%
3.0%
2.1%
1.4%
1.2%
0.8%
0.6%
28.6%
1
2
3
4
5
6
7
8
9
10
11

#	Name	# of Shares	% Ownership
1	Loeb Holding Corporation	9,743,640	40.0%
2	Osmium Partners, LLC	2,889,371	11.9%
3	Michael Stanfield (Founder, Executive Chairman & President)	1,576,208	6.5%
4	Renaissance Technologies Corp.	968,100	4.0%
5	David McGough (Director)	725,038	3.0%
6	The Vanguard Group	510,070	2.1%
7	PEAK6 Investments, L.P.	340,728	1.4%
8	Blackrock, Inc. (NYSE:BLK)	300,440	1.2%
9	Essex Investment Management Company, LLC	192,829	0.8%
10	Ronald Barden (CFO)	150,415	0.6%
11	Other	6,959,668	28.6%
Total		**24,356,507**	**100.0%**

Source: Capital IQ.

INTERSECTIONS INC.
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North Point Advisors Mergers and Acquisitions

CONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process OverviewCONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process Overview

Recent Revenue and EBITDA Trends CONFIDENTIAL Revenue ($mm) $346.1 $308.3 $244.7 $201.8 $172.0 $158.9 $156.0 151.0 148.8 144.8 145.8 145.1 2012 2013 2014 2015 2016 2017 LTM 2018F 2019F 2020F 2021F 2022F Adjusted EBITDA ($mm) $60.9 $41.6 $16.2 $15.6 $12.8 $11.7 $10.7 $10.4 $9.4 $8.8 $6.0 $5.5 2012 2013 2014 2015 2016 2017 LTM 2018F 2019F 2020F 2021F 2022F CapEx $3.2 $5.9 $7.5 $4.7 $4.1 $6.1 $4.5 $3.4 $5.1 $4.6 $4.1 $4.1 EBTIDA Less $57.7 $35.7 $2.9 $7.0 $6.6 ($0.6) $8.3 $6.0 $0.9 $4.2 $12.2 $11.5 CapEx Note: Historical figures exclude discontinued operations. Projections reflect company estimates. LTM as of August 2018. 20Recent Revenue and EBITDA Trends CONFIDENTIAL Revenue ($mm) $346.1 $308.3 $244.7 $201.8 $172.0 $158.9 $156.0 151.0 148.8 144.8 145.8 145.1 2012 2013 2014 2015 2016 2017 LTM 2018F 2019F 2020F 2021F 2022F Adjusted EBITDA ($mm) $60.9 $41.6 $16.2 $15.6 $12.8 $11.7 $10.7 $10.4 $9.4 $8.8 $6.0 $5.5 2012 2013 2014 2015 2016 2017 LTM 2018F 2019F 2020F 2021F 2022F CapEx $3.2 $5.9 $7.5 $4.7 $4.1 $6.1 $4.5 $3.4 $5.1 $4.6 $4.1 $4.1 EBTIDA Less $57.7 $35.7 $2.9 $7.0 $6.6 ($0.6) $8.3 $6.0 $0.9 $4.2 $12.2 $11.5 CapEx Note: Historical figures exclude discontinued operations. Projections reflect company estimates. LTM as of August 2018. 20

Historical and Projected Income Statement CONFIDENTIAL • Historical figures prior to 2017 adjusted to exclude discontinued ops ➢ The Company had previously restated financials for 2016 and 2017 • Projections reflective of a base case scenario that requires an assumed refinancing of the existing PEAK6 term loan ➢ ~$20 million refinancing would be a combination of new debt and equity (dilution of this equity not included) ➢ Refinance amount would not provide additional working capital to support a meaningful growth strategy Intersections Inc. Summary Income Statement ($ in millions) 2015 2016 2017 LTM 2018F 2019F 2020F 2021F 2022F Total Revenue $ 201.8 $ 1 72.0 $ 158.9 $ 1 56.0 1 51.0 1 44.8 1 48.8 1 45.8 1 45.1 Cost of Revenue 63.9 53.4 5 1.6 49.4 5 0.6 5 2.6 54.9 51.9 5 1.2 Gross Profit $ 1 37.9 $ 1 18.6 $ 107.3 $ 1 06.6 $ 100.5 $ 92.2 $ 93.8 $ 9 3.9 $ 94.0 Operating Expenses Marketing $ 17.8 $ 1 3.1 $ 1 1.4 $ 5 .3 $ 3 .0 $ 1 .4 $ 1.7 $ 1 .7 $ 1.7 Commissions 50.8 4 2.8 3 8.4 36.7 3 6.0 3 6.6 38.3 37.5 37.7 G&A before share based compensation 5 7.8 5 1.5 52.2 5 1.8 51.9 4 7.9 4 4.8 3 8.3 3 8.7 Other income / (expense) 0.2 (0.5) 0.1 (0.1) (0.1) (0.2) (0.2) (0.2) (0.2) Total Operating Expenses $ 126.2 $ 1 07.8 $ 1 01.8 $ 9 3.8 $ 9 1.1 $ 8 6.1 $ 85.0 $ 77.7 $ 7 8.4 Adjusted EBITDA $ 1 1.7 $ 1 0.7 $ 5.5 $ 12.8 $ 9 .4 $ 6.0 $ 8.8 $ 16.2 $ 1 5.6 % Margin 5.8% 6.2% 3.5% 8.2% 6.2% 4.2% 5.9% 11.1% 10.8% Capital Expenditures 4.7 4.1 6 .1 4.5 3.4 5 .1 4 .6 4 .1 4.1 EBITDA Less Capital Expenditures $ 7.0 $ 6 .6 $ (0.6) $ 8.3 $ 6.0 $ 0.9 $ 4 .2 $ 1 2.2 $ 1 1.5 Note: Historical figures exclude discontinued operations. Projections reflect company estimates. LTM as of August 2018. 21Historical and Projected Income Statement CONFIDENTIAL • Historical figures prior to 2017 adjusted to exclude discontinued ops ➢ The Company had previously restated financials for 2016 and 2017 • Projections reflective of a base case scenario that requires an assumed refinancing of the existing PEAK6 term loan ➢ ~$20 million refinancing would be a combination of new debt and equity (dilution of this equity not included) ➢ Refinance amount would not provide additional working capital to support a meaningful growth strategy Intersections Inc. Summary Income Statement ($ in millions) 2015 2016 2017 LTM 2018F 2019F 2020F 2021F 2022F Total Revenue $ 201.8 $ 1 72.0 $ 158.9 $ 1 56.0 1 51.0 1 44.8 1 48.8 1 45.8 1 45.1 Cost of Revenue 63.9 53.4 5 1.6 49.4 5 0.6 5 2.6 54.9 51.9 5 1.2 Gross Profit $ 1 37.9 $ 1 18.6 $ 107.3 $ 1 06.6 $ 100.5 $ 92.2 $ 93.8 $ 9 3.9 $ 94.0 Operating Expenses Marketing $ 17.8 $ 1 3.1 $ 1 1.4 $ 5 .3 $ 3 .0 $ 1 .4 $ 1.7 $ 1 .7 $ 1.7 Commissions 50.8 4 2.8 3 8.4 36.7 3 6.0 3 6.6 38.3 37.5 37.7 G&A before share based compensation 5 7.8 5 1.5 52.2 5 1.8 51.9 4 7.9 4 4.8 3 8.3 3 8.7 Other income / (expense) 0.2 (0.5) 0.1 (0.1) (0.1) (0.2) (0.2) (0.2) (0.2) Total Operating Expenses $ 126.2 $ 1 07.8 $ 1 01.8 $ 9 3.8 $ 9 1.1 $ 8 6.1 $ 85.0 $ 77.7 $ 7 8.4 Adjusted EBITDA $ 1 1.7 $ 1 0.7 $ 5.5 $ 12.8 $ 9 .4 $ 6.0 $ 8.8 $ 16.2 $ 1 5.6 % Margin 5.8% 6.2% 3.5% 8.2% 6.2% 4.2% 5.9% 11.1% 10.8% Capital Expenditures 4.7 4.1 6 .1 4.5 3.4 5 .1 4 .6 4 .1 4.1 EBITDA Less Capital Expenditures $ 7.0 $ 6 .6 $ (0.6) $ 8.3 $ 6.0 $ 0.9 $ 4 .2 $ 1 2.2 $ 1 1.5 Note: Historical figures exclude discontinued operations. Projections reflect company estimates. LTM as of August 2018. 21

Breakdown of Recent Revenue Trends CONFIDENTIAL Total Revenue by Channel ($mm) Financial Institutions IISI Identity Guard $201.8 $172.0 $158.9 $156.0 $73.1 $67.5 $69.1 $13.3 $72.2 $8.3 $5.8 $6.1 $115.4 $96.2 $84.1 $77.8 2015 2016 2017 LTM Breakdown of Identity Guard Revenue ($mm) Partner DTC US Employee Benefit Total Breach / Portal Canada $73.1 $72.2 $69.1 $67.5 $13.1 $17.5 $13.1 $12.5 $5.5 $1.7 $4.4 $5.5 $2.4 $0.6 $38.4 $37.0 $38.9 $37.1 $15.5 $13.5 $12.8 $12.3 2015 2016 2017 LTM Note: Historical figures exclude discontinued operations. LTM as of August 2018. 22Breakdown of Recent Revenue Trends CONFIDENTIAL Total Revenue by Channel ($mm) Financial Institutions IISI Identity Guard $201.8 $172.0 $158.9 $156.0 $73.1 $67.5 $69.1 $13.3 $72.2 $8.3 $5.8 $6.1 $115.4 $96.2 $84.1 $77.8 2015 2016 2017 LTM Breakdown of Identity Guard Revenue ($mm) Partner DTC US Employee Benefit Total Breach / Portal Canada $73.1 $72.2 $69.1 $67.5 $13.1 $17.5 $13.1 $12.5 $5.5 $1.7 $4.4 $5.5 $2.4 $0.6 $38.4 $37.0 $38.9 $37.1 $15.5 $13.5 $12.8 $12.3 2015 2016 2017 LTM Note: Historical figures exclude discontinued operations. LTM as of August 2018. 22

Recent Subscriber Trends CONFIDENTIAL Financial Institution Subscribers Since 2015 (in thousands) 818 2 115 705 2 620 87 566 0 54 2015 YE (+) Additions (-) Cancelations 2016 YE (+) Additions (-) Cancelations 2017 YE (+) Additions (-) Cancelations 2018YTD Identity Guard Subscribers Since 2015 (in thousands) 255 225 289 266 135 136 520 519 513 479 2015 YE (+) Additions (-) Cancelations 2016 YE (+) Additions (-) Cancelations 2017 YE (+) Additions (-) Cancelations 2018YTD Note: Year to date as of September 2018. 23Recent Subscriber Trends CONFIDENTIAL Financial Institution Subscribers Since 2015 (in thousands) 818 2 115 705 2 620 87 566 0 54 2015 YE (+) Additions (-) Cancelations 2016 YE (+) Additions (-) Cancelations 2017 YE (+) Additions (-) Cancelations 2018YTD Identity Guard Subscribers Since 2015 (in thousands) 255 225 289 266 135 136 520 519 513 479 2015 YE (+) Additions (-) Cancelations 2016 YE (+) Additions (-) Cancelations 2017 YE (+) Additions (-) Cancelations 2018YTD Note: Year to date as of September 2018. 23

Projected Subscriber Breakdown by Product CONFIDENTIAL • Projections assume Identity Guard with Watson, a product launched in 2017, will make up the majority of subscribers by 2021 % Breakdown of Subscribers (Classic Identity Guard vs. Identity Guard with Watson) Classic Identity Guard Identity Guard with Watson 4.4% 33.6% 47.6% 61.4% 69.6% 95.6% 66.4% 52.4% 38.6% 30.4% 2018F 2019F 2020F 2021F 2022F Note: Subscriber breakdown excludes subscribers from financial institutions. Data reflects company provided projections. 24Projected Subscriber Breakdown by Product CONFIDENTIAL • Projections assume Identity Guard with Watson, a product launched in 2017, will make up the majority of subscribers by 2021 % Breakdown of Subscribers (Classic Identity Guard vs. Identity Guard with Watson) Classic Identity Guard Identity Guard with Watson 4.4% 33.6% 47.6% 61.4% 69.6% 95.6% 66.4% 52.4% 38.6% 30.4% 2018F 2019F 2020F 2021F 2022F Note: Subscriber breakdown excludes subscribers from financial institutions. Data reflects company provided projections. 24

Recent Operating Expenses Trends CONFIDENTIAL • Profitability has predominantly been maintained by significant reductions in marketing and G&A expenses since 2015 ➢ COGS and commissions declined roughly in proportion to revenue declines ➢ Marketing declined 70% over that time period, and total marketing is projected to be $3M in FY 2018 Operating Expenses Over Time ($mm) $190.1 Marketing $161.3 $17.8 $153.4 $143.2 $13.1 $11.4 $57.6 $5.3 G&A $52.0 $52.1 $51.9 $50.8 Commissions $42.8 $38.4 $36.7 Cost of Revenue $63.9 $53.4 $51.6 $49.4 2015 2016 2017 LTM Operating Expenses as a Percent of Revenue Over Time 7.1% 3.4% 8.8% 7.6% Marketing 32.8% 33.2% 28.5% 30.2% G&A 25.2% 24.2% 24.9% 23.5% Commissions Cost of Revenue 32.5% 31.7% 31.1% 31.6% 2015 2016 2017 LTM Note: Other income / (expense) is included in G&A. Historical figures exclude discontinued operations. LTM as of August 2018. 25Recent Operating Expenses Trends CONFIDENTIAL • Profitability has predominantly been maintained by significant reductions in marketing and G&A expenses since 2015 ➢ COGS and commissions declined roughly in proportion to revenue declines ➢ Marketing declined 70% over that time period, and total marketing is projected to be $3M in FY 2018 Operating Expenses Over Time ($mm) $190.1 Marketing $161.3 $17.8 $153.4 $143.2 $13.1 $11.4 $57.6 $5.3 G&A $52.0 $52.1 $51.9 $50.8 Commissions $42.8 $38.4 $36.7 Cost of Revenue $63.9 $53.4 $51.6 $49.4 2015 2016 2017 LTM Operating Expenses as a Percent of Revenue Over Time 7.1% 3.4% 8.8% 7.6% Marketing 32.8% 33.2% 28.5% 30.2% G&A 25.2% 24.2% 24.9% 23.5% Commissions Cost of Revenue 32.5% 31.7% 31.1% 31.6% 2015 2016 2017 LTM Note: Other income / (expense) is included in G&A. Historical figures exclude discontinued operations. LTM as of August 2018. 25

Continued Cost Control Initiatives CONFIDENTIAL • The Company has continued to implement cost savings moves, such as headcount reductions, and is planning several more initiatives to implement through 2020 • Some initiatives, such as bringing certain technology platforms in-house, present operational risks Note: Reflects company provided projections. 26Continued Cost Control Initiatives CONFIDENTIAL • The Company has continued to implement cost savings moves, such as headcount reductions, and is planning several more initiatives to implement through 2020 • Some initiatives, such as bringing certain technology platforms in-house, present operational risks Note: Reflects company provided projections. 26

Balance Sheet and Debt Overview CONFIDENTIAL • Following the termination of the former CEO in February 2018, PEAK6 negotiated the accelerated repayment of its term loan of $20.5M ➢ Requires monthly principal payments of $1.5M from June through November and maturity date of December 2018 • As of September 2018 the company had $5.7 of unrestricted cash and $14.5 million short term balance due • Without additional sources of liquidity, and barring negative cash surprises, the daily cash projection forecasts a potential breach of the minimum cash balance the first week of December and an inability to repay the total debt balance Intersections Inc. Balance Sheet ($ in thousands) August 31, 2018 August 31, 2018 Current Assets Current Liabilities Cash and cash equivalents $ 5 ,943 Current portion of long-term debt $ 18,645 Accounts Receivable 5,954 Capital leases - current portion 333 Contract Assets 593 Accounts payable 3,253 Prepaid expenses and other current assets 4,703 Accrued expenses and other current liabilities 8,544 Income Tax Receivable 1,308 Accrued payroll and employee benefits 390 Total Current Assets $ 18,500 Commissions payable 356 Deferred Revenue 4,049 Property and equipment, net 8,938 Total Current Liabilities $ 35,571 Goodwill 9,763 Intangible Assets, net 187 Capital leases - long-term portion 152 Contract Costs - Non-Current 392 Other long-term liabilities 1,809 Other assets 1,157 Deferred tax liability, long-term portion 7 Total Assets $ 3 8,938 Total Liabilities $ 37,539 Total Stockholders' Equity 1,399 Total Liabilities and Equity $ 3 8,938 27Balance Sheet and Debt Overview CONFIDENTIAL • Following the termination of the former CEO in February 2018, PEAK6 negotiated the accelerated repayment of its term loan of $20.5M ➢ Requires monthly principal payments of $1.5M from June through November and maturity date of December 2018 • As of September 2018 the company had $5.7 of unrestricted cash and $14.5 million short term balance due • Without additional sources of liquidity, and barring negative cash surprises, the daily cash projection forecasts a potential breach of the minimum cash balance the first week of December and an inability to repay the total debt balance Intersections Inc. Balance Sheet ($ in thousands) August 31, 2018 August 31, 2018 Current Assets Current Liabilities Cash and cash equivalents $ 5 ,943 Current portion of long-term debt $ 18,645 Accounts Receivable 5,954 Capital leases - current portion 333 Contract Assets 593 Accounts payable 3,253 Prepaid expenses and other current assets 4,703 Accrued expenses and other current liabilities 8,544 Income Tax Receivable 1,308 Accrued payroll and employee benefits 390 Total Current Assets $ 18,500 Commissions payable 356 Deferred Revenue 4,049 Property and equipment, net 8,938 Total Current Liabilities $ 35,571 Goodwill 9,763 Intangible Assets, net 187 Capital leases - long-term portion 152 Contract Costs - Non-Current 392 Other long-term liabilities 1,809 Other assets 1,157 Deferred tax liability, long-term portion 7 Total Assets $ 3 8,938 Total Liabilities $ 37,539 Total Stockholders' Equity 1,399 Total Liabilities and Equity $ 3 8,938 27

Cash Flow Trends and Projections

CONFIDENTIAL

- Projections assume new financing consisting of $15M of debt and $4M of equity in October 2018 and imply interest payments of approximately $1M - $2M per year

Adjusted Operating Cash Flow ($mm)



$5.1
$2.5
$4.7
$10.6
$10.9

($mm)	2018F	2019F	2020F	2021F	2022F
Adjusted EBITDA	$9.4	$6.0	$8.8	$16.2	$15.6
Operating Cash Flow before Interest	$8.5	$7.6	$9.3	$14.7	$15.0
Capital Expenditures	($3.4)	($5.1)	($4.6)	($4.1)	($4.1)
Adjusted Cash Flow before Debt Service (1)	$5.1	$2.5	$4.7	$10.6	$10.9

(1) Excludes one-time non-recurring items such as tax refunds and severance and divesture costs.
Note: Reflects company provided projections.

INTERSECTIONS INC.

28

North Point | Advisors
Mergers and Acquisitions

CONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process OverviewCONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process Overview

Recent Financing and Marketing Process Background

CONFIDENTIAL

- In March 2018, the Company began a process to refinance the PEAK6 debt
  - Engaged Stonegate Capital Markets to facilitate the process, targeting equity and debt financing alternatives
  - ~185 targets were contacted and 37 calls and meetings with management were held
- A term sheet was signed with Hale Capital for $25M of financing in April, but concerns around ability to recover the $25M and market adoption of Identity Guard with Watson stalled diligence
- In June 2018, an unsolicited buyout proposal was received from KKR for $3.31per share
  - The Company subsequently signed an IOI with KKR as well as a separate, unrelated financing term sheet with NewSpring Capital
  - Extensive diligence processes were conducted with both groups simultaneously
  - KKR subsequently lowered its proposal to $2.70 per share
- The Company formed a Special Committee of its Board of Directors initially to evaluate and respond to the KKR proposal
  - Engaged Houlihan Lokey as its financial advisor, who contacted several parties as a market check for the Company's sale
- KKR and NewSpring both ultimately dropped out in August and September 2018
  - Multiple concerns included run-off revenue risk, delay in Identity Guard with Watson platform, and negative projected cash flows
- The Company was contacted in September through an investment banker requesting an introductory meeting with a group of investors led by Hari Ravichandran. The investor group met with the Company and began diligence.
  - Ultimately submitted a buyout proposal for $3.68 per share
  - Offer includes a convertible debt financing package to repay PEAK6 and provide additional working capital to execute operating plans
  - Currently, the investor group is negotiating the definitive agreements with the Company under a period of exclusivity

INTERSECTIONS INC.
30
North Point | Advisors Mergers and Acquisitions

Reasons for Interest and Concern CONFIDENTIAL Reasons for Interest Reasons for Concern • Innovator and leader in the industry• Short term liquidity needs • Strong industry tailwinds drive growing need for identity • Continued run-off of legacy business and near-term theft protection services expiration of BofA contract • Unproven timing and market adoption of Identity Guard with Watson • Significant marketing spend required to maintain/grow subscriber base • Need for a CEO replacement following prior-CEO termination in early 2018 • Significant requests for minority rights or total dilution 31Reasons for Interest and Concern CONFIDENTIAL Reasons for Interest Reasons for Concern • Innovator and leader in the industry• Short term liquidity needs • Strong industry tailwinds drive growing need for identity • Continued run-off of legacy business and near-term theft protection services expiration of BofA contract • Unproven timing and market adoption of Identity Guard with Watson • Significant marketing spend required to maintain/grow subscriber base • Need for a CEO replacement following prior-CEO termination in early 2018 • Significant requests for minority rights or total dilution 31

Transaction Description CONFIDENTIAL Situation • Intersections and WC SACD One Parent, Inc. are contemplating a transaction in which Parent would acquire all of the outstanding shares of the Company for 100% cash consideration. Transaction Description • The Agreement provides, among other things, that Parent will acquire the Company and the stockholders of the Company will receive consideration of [$3.68] per share for the shares they hold in the Company. Such consideration will be paid by a two-step merger whereby Parent and WC SACD One Merger Sub, Inc., a wholly owned subsidiary of the Parent (“Merger Sub”) will commence a tender offer to purchase the outstanding Shares of the Company at an offer price of [$3.68] (the “Offer Price”). At the consummation of the tender offer, Merger Sub shall acquire all shares of the Company at the Offer Price which are validly tendered and accepted by Merger Sub. Following the tender offer, all shares (other than any Excluded Shares, Dissenting Shares and Rollover Shares) shall be converted automatically into the right to receive an amount in cash equal to the Offer Price without interest thereon (the “Merger Consideration”). The Offer Price and the Merger Consideration are sometimes collectively referred to herein as the Purchase Price. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Merger dated as of October 27, 2018 by and among the Parent, Merger Sub and the Company. 32Transaction Description CONFIDENTIAL Situation • Intersections and WC SACD One Parent, Inc. are contemplating a transaction in which Parent would acquire all of the outstanding shares of the Company for 100% cash consideration. Transaction Description • The Agreement provides, among other things, that Parent will acquire the Company and the stockholders of the Company will receive consideration of [$3.68] per share for the shares they hold in the Company. Such consideration will be paid by a two-step merger whereby Parent and WC SACD One Merger Sub, Inc., a wholly owned subsidiary of the Parent (“Merger Sub”) will commence a tender offer to purchase the outstanding Shares of the Company at an offer price of [$3.68] (the “Offer Price”). At the consummation of the tender offer, Merger Sub shall acquire all shares of the Company at the Offer Price which are validly tendered and accepted by Merger Sub. Following the tender offer, all shares (other than any Excluded Shares, Dissenting Shares and Rollover Shares) shall be converted automatically into the right to receive an amount in cash equal to the Offer Price without interest thereon (the “Merger Consideration”). The Offer Price and the Merger Consideration are sometimes collectively referred to herein as the Purchase Price. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Merger dated as of October 27, 2018 by and among the Parent, Merger Sub and the Company. 32

CONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process OverviewCONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process Overview

Summary of Implied Valuation Ranges

CONFIDENTIAL



$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Offer Price: $3.68
$3.31
$2.70
$1.93
$1.65
$2.70
$1.29
$2.75
$1.29
$7.10
$3.55
$4.65
$2.95
$2.46
$1.47
$7.01
$3.93
$5.00
$2.75
$2.63
$2.04
$2.76
$2.11
$2.76
$2.06
$5.30
$2.52
$3.87
$3.40
1-Month
6-Month
1-Year
LTM EBITDA
2018F EBITDA
2019F EBITDA
LTM EBITDA
2018F EBITDA
1-Day
1-Week
1-Month
Base Case
Base Case
Previous Offers
Historical Trading Range
Comparable Public Companies
Comparable M&A Transactions
Premiums Paid Analysis
DCF
LBO

Company Metric		$12.8	$9.4	$6.0	$12.8	$9.4	$1.75	$1.84	$1.82	Discount Rate:	Exit Multiple:
Low		7.0x	7.2x	7.0x	0.5x	0.5x	(14.0%)	(10.0%)	(16.7%)	10.0% - 20.0%	11.0x
Mean		12.2x	12.2x	10.9x	12.8x	12.8x	36.4%	36.9%	35.6%		
Median		11.5x	12.3x	11.5x	19.8x	19.8x	29.5%	29.8%	28.8%	Terminal Rate:	IRR:
High		18.3x	16.8x	14.6x	79.2x	79.2x	116.3%	153.2%	125.5%	9.0 x - 13.0 x	20% - 25%

INTERSECTIONS INC.
34
North Point | Advisors
Mergers and Acquisitions

Historical Trading Data CONFIDENTIAL Trading Data (as of 10/26/2018) Close Price $1.75 1-Week VWAP $1.74 Average Volume (3 Month) 21,619 Common Shares 24.4M 1-Month VWAP $1.82 Float 37.2% Market Capitalization $40.2 1-Year VWAP $2.00 % Held by Institutions 11.4% Cash and (Debt) $7.7 and ($20.5) 52-Week High $2.75 % Held by Insiders 10.9% Enterprise Value $53.0 52-Week Low $1.29 Shares Short (Prior Month) 1.6M Two-Year Stock Price and Volume $7.00 $6.00 $5.00 $4.00 $3.00 $2.00 $1.00 $0.00 3,000,000 2,500,000 2,000,000 1,500,000 1,000,000 500,000 0 Source: Capital IQ. 35 Volume Stock Price Oct. 2016 Nov. 2016 Dec. 2016 Jan. 2017 Feb. 2017 Mar. 2017 Apr. 2017 May. 2017 Jun. 2017 Jul. 2017 Aug. 2017 Sep. 2017 Oct. 2017 Nov. 2017 Dec. 2017 Jan. 2018 Feb. 2018 Mar. 2018 Apr. 2018 May. 2018 Jun. 2018 Jul. 2018 Aug. 2018 Sep. 2018Historical Trading Data CONFIDENTIAL Trading Data (as of 10/26/2018) Close Price $1.75 1-Week VWAP $1.74 Average Volume (3 Month) 21,619 Common Shares 24.4M 1-Month VWAP $1.82 Float 37.2% Market Capitalization $40.2 1-Year VWAP $2.00 % Held by Institutions 11.4% Cash and (Debt) $7.7 and ($20.5) 52-Week High $2.75 % Held by Insiders 10.9% Enterprise Value $53.0 52-Week Low $1.29 Shares Short (Prior Month) 1.6M Two-Year Stock Price and Volume $7.00 $6.00 $5.00 $4.00 $3.00 $2.00 $1.00 $0.00 3,000,000 2,500,000 2,000,000 1,500,000 1,000,000 500,000 0 Source: Capital IQ. 35 Volume Stock Price Oct. 2016 Nov. 2016 Dec. 2016 Jan. 2017 Feb. 2017 Mar. 2017 Apr. 2017 May. 2017 Jun. 2017 Jul. 2017 Aug. 2017 Sep. 2017 Oct. 2017 Nov. 2017 Dec. 2017 Jan. 2018 Feb. 2018 Mar. 2018 Apr. 2018 May. 2018 Jun. 2018 Jul. 2018 Aug. 2018 Sep. 2018

Comparable Public Companies

CONFIDENTIAL

								LTM			CY18F			CY19F		
								Ent. Val.			Ent. Val.			Ent. Val.		
			Price @	52 Week Range		Market	Ent.									
($ in millions, except per share data)	Country	Symbol	10/28/18	High	Low	Cap.	Value	Rev.	EBITDA	P/E	Rev.	EBITDA	P/E	Rev.	EBITDA	P/E
CPPGroup Plc	United Kingdom	CPP	0.11	0.19	0.10	93.5	56	0.4 x	9.5 x	34.3x	0.4x	NM	24.8x	0.4x	8.6 x	20.9x
Equifax Inc.	United States	EFX	97.19	138.69	90.54	11,718.7	14,155	4.1 x	16.0 x	42.2x	4.1x	12.3 x	17.0x	4.0x	11.5 x	16.3x
Experian plc	Ireland	EXPN	22.48	25.58	19.17	20,226.5	23,409	5.0 x	15.4 x	32.9x	4.8x	13.9 x	22.0x	4.5x	13.0 x	21.4x
NICE Information Service Co., Ltd.	South Korea	A030190	10.12	11.48	7.21	614.3	556	1.7 x	11.3 x	23.1x	1.7x	10.6 x	19.3x	1.6x	9.6 x	17.7x
Symantec Corporation	United States	SYMC	18.65	32.95	17.81	11,913.6	14,621	3.0 x	8.0 x	73.2x	3.1x	7.2 x	12.9x	3.0x	7.0 x	11.0x
Tecnoinvestimenti S.p.A.	Italy	BIT:TECN	7.03	8.48	6.04	327.6	441	1.8 x	7.0 x	11.7x	NA	NA	NA	NA	NA	NA
The Dun & Bradstreet Corporation	United States	DNB	141.85	145.00	105.42	5,267.1	6,420	3.5 x	11.8 x	19.2x	3.6x	12.2 x	17.0x	3.6x	11.7 x	16.2x
TransUnion	United States	TRU	61.59	79.48	51.44	11,412.6	15,380	7.0 x	18.3 x	48.9x	6.6x	16.8 x	24.9x	5.8x	14.6 x	21.8x
Min:								**0.4 x**	**7.0 x**	**11.7 x**	**0.4x**	**7.2x**	**12.9 x**	**0.4x**	**7.0x**	**11.0 x**
Mean:								**3.3 x**	**12.2 x**	**35.7 x**	**3.5x**	**12.2x**	**19.7 x**	**3.2x**	**10.9x**	**17.9 x**
Median:								**3.3 x**	**11.5 x**	**33.6 x**	**3.6x**	**12.3x**	**19.3 x**	**3.6x**	**11.5x**	**17.7 x**
Max:								**7.0 x**	**18.3 x**	**73.2 x**	**6.6x**	**16.8x**	**24.9 x**	**5.8x**	**14.6x**	**21.8 x**

Source: Capital IQ.

INTERSECTIONS INC.
36
North Point | Advisors
Mergers and Acquisitions

Revenue and EBITDA Benchmarking

CONFIDENTIAL

CY 2018F Revenue ($mm)



$151
$4,885
$4,729
$3,418
$2,338
$1,763
$332
$139
Intersections Inc.
Experian plc
Symantec Corporation
Equifax Inc.
TransUnion
The Dun & Bradstreet Corporation
NICE Information Service Co., Ltd.
CPPGroup Plc

$2,515
Comp. Average Revenue

CY 2018F EBITDA and Margin ($mm)



EBITDA
% Margin
6.2%
$9
$1,683
34.4%
$2,037
43.1%
33.7%
$1,153
39.2%
$916
29.8%
$525
15.7%
$52
2.2%
$3
Intersections Inc.
Experian plc
Symantec Corporation
Equifax Inc.
TransUnion
The Dun & Bradstreet Corporation
NICE Information Service Co., Ltd.
CPPGroup Plc

$910
Comp. Average EBITDA

Note: Experian plc reported on Fiscal Year.

INTERSECTIONS INC.
37
North Point | Advisors Mergers and Acquisitions

Growth Rate Benchmarking

CONFIDENTIAL

Historical and Projected Revenue Growth



CY2015-CY2018F Growth
CY2018F-CY2019F Growth
(25.2%)
(4.1%)
15.3%
6.8%
30.4%
3.3%
28.3%
4.2%
55.1%
14.0%
7.7%
2.5%
15.7%
6.6%
22.7%
9.0%
Intersections Inc.
Experian plc
Symantec Corporation
Equifax Inc.
TransUnion
The Dun & Bradstreet Corporation
NICE Information Service Co., Ltd.
CPPGroup Plc

Historical and Projected EBITDA Growth



CY2015-CY2018F Growth
CY2018F-CY2019F Growth
(20.2%)
(35.4%)
14.1%
7.3%
117.7%
3.1%
21.0%
6.5%
84.0%
14.7%
22.1%
4.2%
66.1%
10.3%
(78.3%)
112.1%
Intersections Inc.
Experian plc
Symantec Corporation
Equifax Inc.
TransUnion
The Dun & Bradstreet Corporation
NICE Information Service Co., Ltd.
CPPGroup Plc

Note: Experian plc reported on Fiscal Year.

INTERSECTIONS INC.

38

North Point Advisors Mergers and Acquisitions

Comparable M&A Transactions CONFIDENTIAL ($ in millions) Implied Enterprise Value Enterprise Value Effective Target Acquiror Enterprise Value / Revenue / EBITDA 10/16/18 EnerCare Inc. (TSX:ECI) Brookfield Infrastructure Partners L.P. (NYSE:BIP) $3,178 3.2x 14.3x 10/05/18 InfoArmor Inc. The Allstate Corporation (NYSE: ALL) $525 NA NA 08/15/18 Identity Force EZ Shield NA NA NA 08/01/18 Capella Education Company Strategic Education, Inc. (NasdaqGS:STRA) $797 1.8x 11.5x 07/16/18 DataX Ltd. Equifax Inc. (NYSE:EFX) NA NA NA 06/04/18 Nicor Energy Services Company American Water Enterprises, LLC $365 2.8x 7.5x 04/10/18 Avante Logixx Inc. (TSXV:XX) Resilience Security Partners LP $22 1.2x 9.5x 01/05/18 AlarmForce Industries Inc. BCE Inc. (TSX:BCE) $146 3.2x 12.0x 11/14/17 FactorTrust, Inc. TransUnion (NYSE:TRU) NA NA NA 08/10/17 ID Watchdog Equifax Inc. $63 5.6x 79.2x 07/27/17 LifeShield, LLC Hawk Capital partners LP NA NA NA 04/03/17 Intel Security Inc. (nka:McAfee LLC) TPG Capital $4,157 NA NA 03/28/17 EZ Shield Inc. The Wicks Group NA NA NA 11/20/16 LifeLock Symantec Corporation $2,528 3.6x 50.0x 08/01/16 Blue Coat, Inc. Symantec Corporation $4,722 7.9x NA 05/29/15 Websense Raytheon Company (NYSE:RTN) $1,891 NA NA 09/13/13 Trusteer, Inc. International Business Machines Corporation (NYSE:IBM) $600 15.0x NA 08/16/13 Security Networks, LLC Monitronics International, Inc. $740 8.1x 13.7x 05/03/13 AMT Consumer Services, Inc. AMT Warranty Corp. $25 0.1x 0.5x 05/17/12 Archipelago Learning, Inc. Edmentum, Inc. $301 4.1x 13.8x 04/30/12 TransUnion Intermediate Holdings, Inc. Advent International Corporation; Goldman Sachs Group, Merchant Banking Divi$ si3 o ,2 n03 3.1x 9.1x 02/28/11 McAfee, Inc. (nka:McAfee LLC) Intel Corporation $6,908 3.4x 16.1x MIN: $22 0.1x 0.5x MEDIAN: $740 3.3x 12.8x MEAN: $1,775 4.5x 19.8x MAX: $6,908 15.0x 79.2x Source: Capital IQ. 39Comparable M&A Transactions CONFIDENTIAL ($ in millions) Implied Enterprise Value Enterprise Value Effective Target Acquiror Enterprise Value / Revenue / EBITDA 10/16/18 EnerCare Inc. (TSX:ECI) Brookfield Infrastructure Partners L.P. (NYSE:BIP) $3,178 3.2x 14.3x 10/05/18 InfoArmor Inc. The Allstate Corporation (NYSE: ALL) $525 NA NA 08/15/18 Identity Force EZ Shield NA NA NA 08/01/18 Capella Education Company Strategic Education, Inc. (NasdaqGS:STRA) $797 1.8x 11.5x 07/16/18 DataX Ltd. Equifax Inc. (NYSE:EFX) NA NA NA 06/04/18 Nicor Energy Services Company American Water Enterprises, LLC $365 2.8x 7.5x 04/10/18 Avante Logixx Inc. (TSXV:XX) Resilience Security Partners LP $22 1.2x 9.5x 01/05/18 AlarmForce Industries Inc. BCE Inc. (TSX:BCE) $146 3.2x 12.0x 11/14/17 FactorTrust, Inc. TransUnion (NYSE:TRU) NA NA NA 08/10/17 ID Watchdog Equifax Inc. $63 5.6x 79.2x 07/27/17 LifeShield, LLC Hawk Capital partners LP NA NA NA 04/03/17 Intel Security Inc. (nka:McAfee LLC) TPG Capital $4,157 NA NA 03/28/17 EZ Shield Inc. The Wicks Group NA NA NA 11/20/16 LifeLock Symantec Corporation $2,528 3.6x 50.0x 08/01/16 Blue Coat, Inc. Symantec Corporation $4,722 7.9x NA 05/29/15 Websense Raytheon Company (NYSE:RTN) $1,891 NA NA 09/13/13 Trusteer, Inc. International Business Machines Corporation (NYSE:IBM) $600 15.0x NA 08/16/13 Security Networks, LLC Monitronics International, Inc. $740 8.1x 13.7x 05/03/13 AMT Consumer Services, Inc. AMT Warranty Corp. $25 0.1x 0.5x 05/17/12 Archipelago Learning, Inc. Edmentum, Inc. $301 4.1x 13.8x 04/30/12 TransUnion Intermediate Holdings, Inc. Advent International Corporation; Goldman Sachs Group, Merchant Banking Divi$ si3 o ,2 n03 3.1x 9.1x 02/28/11 McAfee, Inc. (nka:McAfee LLC) Intel Corporation $6,908 3.4x 16.1x MIN: $22 0.1x 0.5x MEDIAN: $740 3.3x 12.8x MEAN: $1,775 4.5x 19.8x MAX: $6,908 15.0x 79.2x Source: Capital IQ. 39

Premiums Paid Analysis

CONFIDENTIAL

Date Announced	Target	Acquiror	TEV ($mm)	Deal Size ($mm)	Purchase Price Per Share	1-Day Premium	1-Week Premium	1-Month Premium
08/17/2018	Zoe's Kitchen, Inc. (NYSE:ZOES)	Cava Group, Inc.	$298.25	$299.96	$12.75	33.4%	45.9%	24.4%
08/02/2018	Jamba, Inc.	FOCUS Brands Inc.	$204.69	$213.78	$13.00	16.3%	17.0%	19.1%
03/26/2018	The Finish Line, Inc.	JD Sports Fashion plc (LSE:JD.)	$464.45	$557.83	$13.50	28.0%	30.3%	28.8%
03/08/2018	Bravo Brio Restaurant Group, Inc.	Spice Private Equity AG (SWX:SPCE)	$101.50	$101.89	$4.05	16.8%	26.6%	15.7%
02/06/2018	Perry Ellis International, Inc.	-	$482.30	$486.21	$27.50	21.6%	12.8%	8.4%
10/26/2017	Inventure Foods, Inc.	Utz Quality Foods, LLC	$140.54	$142.70	$4.00	(10.3%)	(9.3%)	(16.7%)
10/16/2017	Ruby Tuesday, Inc.	NRD Capital Management, LLC	$314.51	$362.58	$2.40	20.6%	8.1%	6.7%
10/06/2017	Omega Protein Corporation	Cooke Inc.	$487.67	$508.65	$22.00	32.5%	32.1%	39.2%
06/29/2017	West Marine, Inc.	Monomoy Capital Partners	$290.66	$337.63	$12.97	33.7%	34.8%	33.0%
05/22/2017	Nutraceutical International Corporation	HGGC, LLC	$426.54	$432.68	$41.80	49.3%	40.7%	39.8%
04/11/2017	UCP, Inc.	Century Communities, Inc. (NYSE:CCS)	$470.71	$504.98	$11.35	22.0%	18.2%	10.7%
01/25/2017	Arctic Cat Inc.	Textron Specialized Vehicles Inc.	$314.85	$325.33	$18.50	41.3%	35.0%	16.7%
11/07/2016	Blue Nile, Inc.	Bain Capital Private Equity, LP; Bow Street, LLC	$456.16	$496.71	$40.75	33.9%	16.7%	15.1%
09/02/2016	Accuride Corporation	Crestview Partners, L.P.	$433.02	$460.85	$2.58	55.4%	49.1%	89.7%
07/19/2016	Golden Enterprises, Inc.	Utz Quality Foods, LLC	$142.38	$144.38	$12.00	60.0%	62.4%	78.8%
06/24/2016	Skullcandy, Inc.	Mill Road Capital LP	$153.89	$176.04	$6.35	35.7%	39.0%	74.0%
02/05/2016	LeapFrog Enterprises Inc.	Vtech Holdings Limited (SEHK:303)	$41.02	$93.87	$1.11	95.5%	84.4%	55.8%
08/31/2015	Blyth, Inc.	The Carlyle Group L.P. (NasdaqGS:CG)	$85.79	$139.69	$6.13	110.1%	110.1%	33.1%
08/10/2015	Fuel Systems Solutions, Inc.	Westport Fuel Systems Inc. (TSX:WPRT)	$53.16	$114.32	$6.21	0.2%	(3.2%)	(12.9%)
05/29/2015	Geeknet, Inc.	GameStop Corp. (NYSE:GME)	$102.75	$139.83	$20.00	5.5%	153.2%	125.5%
04/14/2015	Dover Saddlery, Inc.	Webster Capital	$73.16	$73.61	$8.50	70.0%	70.0%	84.8%
01/29/2015	Books-A-Million Inc.	-	$104.87	$22.15	$3.68	116.3%	117.6%	111.3%
09/29/2014	Einstein Noah Restaurant Group, Inc.	BDT Capital Partners, LLC; JAB Beech Inc.	$481.46	$485.16	$20.25	51.2%	52.5%	42.3%
08/28/2014	Cobra Electronics Corporation	Monomoy Capital Partners	$43.39	$47.25	$4.30	8.3%	8.6%	3.9%
07/02/2014	Vitacost.com, Inc.	The Kroger Co. (NYSE:KR)	$258.66	$286.67	$8.00	27.4%	26.6%	23.7%
06/30/2014	Sport Chalet Inc.	Vestis Retail Group, LLC	$66.71	$7.79	$1.20	18.8%	14.3%	11.1%

Source: Capital IQ.

INTERSECTIONS INC.
40
North Point | Advisors
Mergers and Acquisitions

Premiums Paid Analysis (continued)

CONFIDENTIAL

Date Announced	Target	Acquiror	TEV ($mm)	Deal Size ($mm)	Purchase Price Per Share	1-Day Premium	1-Week Premium	1-Month Premium
03/17/2014	Hastings Entertainment Inc.	Draw Another Circle, LLC	$72.51	$73.23	$3.00	57.1%	64.8%	53.9%
12/20/2013	Arden Group, Inc.	TPG Capital, L.P.	$363.99	$389.71	$126.50	0.7%	(1.2%)	1.7%
11/08/2013	Costa Inc.	EssilorLuxottica Société anonyme (ENXTPA:EL)	$253.48	$317.65	$21.50	7.6%	6.9%	17.9%
10/18/2013	Alico, Inc. (NasdaqGS:ALCO)	Arlon Group LLC	$281.59	$173.84	$37.00	(14.0%)	(10.0%)	(15.2%)
09/11/2013	R.G. Barry Corporation	Mill Road Capital LP; Blackstone Tactical Opportunities Advisors L.L.C.	$212.49	$235.19	$19.00	13.0%	16.2%	19.9%
08/14/2013	Steinway Musical Instruments Inc.	Paulson & Co. Inc.	$463.42	$488.60	$40.00	4.5%	10.6%	10.0%
01/16/2013	K-Swiss Inc.	E. Land World Company, Ltd.	$127.87	$170.58	$4.75	47.1%	49.4%	49.8%
12/17/2012	Caribou Coffee Company, Inc.	BDT Capital Partners, LLC; JAB Beech Inc.	$309.95	$338.54	$16.00	29.9%	27.8%	43.6%
10/17/2012	Cybex International Inc.	UM Holdings Ltd.	$62.66	$43.18	$2.55	88.9%	87.5%	75.9%
09/06/2012	Physicians Formula Holdings Inc.	Markwins International Corporation	$77.17	$78.35	$4.90	12.1%	15.0%	41.2%
07/05/2012	Lacrosse Footwear Inc.	ABC-Mart, Inc. (TSE:2670)	$145.40	$146.43	$20.00	81.0%	82.0%	84.7%
06/25/2012	J. Alexander's Holdings, Inc. (NYSE:JAX)	American Blue Ribbon Holdings, LLC	$100.15	$112.96	$14.50	46.5%	46.5%	75.5%
05/31/2012	The Talbots Inc.	Sycamore Partners	$375.05	$377.60	$2.75	113.2%	7.4%	(4.2%)
05/22/2012	Benihana Inc.	Angelo, Gordon & Co., L.P.	$275.02	$295.67	$16.30	22.6%	17.8%	19.9%
05/14/2012	Golfsmith International Holdings Inc.	Golf Town USA, Inc.	$150.50	$159.20	$6.10	29.5%	29.8%	38.0%
05/01/2012	Imperial Sugar Co.	Louis Dreyfus Commodities LLC	$147.58	$148.07	$6.35	56.8%	60.4%	35.4%
03/19/2012	Adams Golf Inc.	Taylor Made Golf Company, Inc.	$70.44	$88.65	$10.80	9.5%	10.2%	36.5%
03/13/2012	Midas, Inc.	TBC Corporation, Inc.	$275.31	$275.51	$11.50	27.9%	31.0%	22.0%
03/05/2012	Archipelago Learning, Inc.	Edmentum, Inc.	$301.28	$365.90	$11.10	22.8%	17.3%	4.7%
02/24/2012	Kenneth Cole Productions Inc.	-	$245.70	$161.85	$15.25	16.7%	18.7%	24.0%
02/06/2012	O'Charley's Inc.	Fidelity National Financial, Inc. (NYSE:FNF)	$197.92	$196.04	$9.85	42.4%	50.6%	75.9%
Min:						(14.0%)	(10.0%)	(16.7%)
Mean:						36.4%	36.9%	35.6%
Median:						29.5%	29.8%	28.8%
Max:						116.3%	153.2%	125.5%

Source: Capital IQ.

INTERSECTIONS INC.

41

North Point | Advisors
Mergers and Acquisitions

Discounted Cash Flow Analysis CONFIDENTIAL ($ in millions) Discounted Cash Flow Analysis Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Revenue $ 1 51.0 $ 144.8 $ 1 48.8 $ 145.8 $ 1 45.1 Projected Adjusted EBITDA $ 9.4 $ 6.0 $ 8.8 $ 16.2 $ 15.6 (-): Depreciation & Amortization (5.7) (4.9) (4.6) (4.5) EBIT 0.4 3.9 11.6 11.1 Less: Taxes @ 27.5% (0.1) (1.1) (3.2) (3.1) After Tax Operating Income $ 0 .3 $ 2 .9 $ 8.4 $ 8.1 (+): Depreciation & Amortization 5.7 4.9 4.6 4.5 (-): Change in Working Capital 2.4 (1.3) (1.3) (0.4) (-): Capital Expenditures (5.1) (4.6) (4.1) (4.1) Cash Flow from Continuing Operations $ 3 .2 $ 1 .9 $ 7.7 $ 8.0 Terminal Valuation $ 171.7 Assumptions: DCF Results: Sensitivity Analysis: Equity Value per Share Tax Rate: 27.5% Cash Flow $ 13.8 Terminal Rate Terminal Rate: 11.0x Terminal Value 98.2 $ 3.7 9.0x 11.0x 13.0x Discount Rate: 15.0% Enterprise Value $ 112.0 10.0% $3.70 $4.50 $5.30 4-Year Revenue CAGR (1.0%) Net Debt 12.7 12.5% $3.36 $4.09 $4.81 4-Year EBITDA CAGR 13.6% Equity Value $ 99.3 15.0% $3.05 $3.71 $4.38 FD Shares 26.7 17.5% $2.77 $3.38 $3.99 Value per Share $ 3.71 20.0% $2.52 $3.08 $3.64 Source: Company and North Point estimates. 42 Discount RateDiscounted Cash Flow Analysis CONFIDENTIAL ($ in millions) Discounted Cash Flow Analysis Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Revenue $ 1 51.0 $ 144.8 $ 1 48.8 $ 145.8 $ 1 45.1 Projected Adjusted EBITDA $ 9.4 $ 6.0 $ 8.8 $ 16.2 $ 15.6 (-): Depreciation & Amortization (5.7) (4.9) (4.6) (4.5) EBIT 0.4 3.9 11.6 11.1 Less: Taxes @ 27.5% (0.1) (1.1) (3.2) (3.1) After Tax Operating Income $ 0 .3 $ 2 .9 $ 8.4 $ 8.1 (+): Depreciation & Amortization 5.7 4.9 4.6 4.5 (-): Change in Working Capital 2.4 (1.3) (1.3) (0.4) (-): Capital Expenditures (5.1) (4.6) (4.1) (4.1) Cash Flow from Continuing Operations $ 3 .2 $ 1 .9 $ 7.7 $ 8.0 Terminal Valuation $ 171.7 Assumptions: DCF Results: Sensitivity Analysis: Equity Value per Share Tax Rate: 27.5% Cash Flow $ 13.8 Terminal Rate Terminal Rate: 11.0x Terminal Value 98.2 $ 3.7 9.0x 11.0x 13.0x Discount Rate: 15.0% Enterprise Value $ 112.0 10.0% $3.70 $4.50 $5.30 4-Year Revenue CAGR (1.0%) Net Debt 12.7 12.5% $3.36 $4.09 $4.81 4-Year EBITDA CAGR 13.6% Equity Value $ 99.3 15.0% $3.05 $3.71 $4.38 FD Shares 26.7 17.5% $2.77 $3.38 $3.99 Value per Share $ 3.71 20.0% $2.52 $3.08 $3.64 Source: Company and North Point estimates. 42 Discount Rate

Weighted Average Cost of Capital (WACC) Analysis

CONFIDENTIAL

Company	Ticker	Levered Beta [1]	Debt / Equity [2]	Unlevered Beta
Comparable Heavily Franchised Restaurants				
CPPGroup Plc	CPP	0.49	(0.00)	0.49
Equifax Inc.	EFX	1.11	0.22	0.95
Experian plc	EXPN	0.68	0.18	0.60
NICE Information Service Co., Ltd.	A030190	0.25	0.00	0.25
Symantec Corporation	SYMC	0.89	0.42	0.68
Tecnoinvestimenti S.p.A.	BIT:TECN	1.01	0.51	0.74
The Dun & Bradstreet Corporation	DNB	0.94	0.25	0.79
TransUnion	TRU	0.97	0.36	0.77
Mean		0.79	0.24	0.66
Mean excl. Max and Min		0.83	0.24	0.68

	$MM	Capital
Company Equity [3]	40.2	68%
Company Debt [4]	18.6	32%
Company Total Capital	58.8	100%
Current Debt/Equity Ratio	46%	
Assumed Tax Rate [5]	28%	
Implied Company Beta (levered)	**0.90**	

Cost of Equity Capital Calculation	
Components	Amount
Risk Free Rate [6]	3.08%
Implied Company Beta (levered)	0.90
Assumed Risk Premium [7]	8.92%
Cost of Equity	**11.15%**
Assumed Small Company Risk Premium	5.00%
Adjusted Cost of Equity	**16.15%**

Cost of Debt Capital Calculation		
Debt	Rate	Amount
Cost of Debt	**10.42%**	**$18.6**

Weighted Average Cost of Capital Calculation	
Components	Cost
Cost of Equity Capital	16.15%
Cost of Debt Capital	10.42%
Estimated Effective Tax Rate	27.50%
Weighted Average Cost of Capital	**13.43%**

Notes:

(1) 2-year unadjusted levered beta as reported by CapitalIQ.
(2) Book value of debt. Equity is the market value of equity based on price and shares outstanding used in the Public Company Comparable analysis.
(3) Company equity based on the Company's market cap as of 10/26/2018
(4) Company debt based on August 2018 Balance Sheet
(5) Applied Company forward tax rate of 27.5%.
(6) Risk Free Rate based on closing 10-Year Treasury Note as of 10/26/18.
(7) Risk Premium equals the difference between an assumed market return of 12% and the risk free rate.

INTERSECTIONS INC.
43
North Point | Advisors
Mergers and Acquisitions

Leveraged Buyout Scenario CONFIDENTIAL ($ in millions) Purchase Assumptions Sources and Uses of Funds Offer Price per Share $ 3.68 Capital Sources Capital Uses FD Shares Outstanding 26.7 Senior Debt $18.7 Purchase of Equity $98.4 Equity Value $ 9 8.4 Subordinated Debt $0.0 Paydown of Existing Debt and Other Liabilities $1.0 Net Debt (1) 1 2.7 On-Balance Sheet Cash $5.9 Advisory, Financing & Legal $2.8 Enterprise Value $ 111.1 Equity Investment $77.5 Working Capital $0.0 Implied 2018 EBITDA Multiple 11.9x Total Sources $102.2 Total Uses $102.2 Leverage Summary Cost of Debt Leverage Multiple 2.0x Senior Debt Multiple 2.0x Subordinated Debt 0.0x Debt / Total Capitalization 19.5% LIBOR 2.00% Cash Interest 11.00% Spread 5.00% PIK Interest 1.00% Exit Summary Senior Debt Interest 7.00% Sub Debt Interest 12.00% Exit Multiple 11.0x Fees and Expenses $0.3 Fees and Expenses $0.0 2022 EBITDA $ 15.6 Exit Firm Value $ 171.7 Transaction Assumptions Less: 2022 Year-End Debt $ (0.8) Advisory and Legal Fee $2.5 First Projected Year 2019 Exit Equity Value to Sponsor $ 170.9 Tax Rate 27.5% Sponsor Ownership Period 4 yrs Equity Sponsor IRR 21.9% Multiple Return 2.2x Cash Flow Detail Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 IRR Sensitivity Purch. Price Revenue $ 151.0 $ 144.8 $ 148.8 $ 145.8 $ 145.1 $79.6 $92.9 $106.3 $119.7 Price / 22% Share $2.50 $3.00 $3.50 $4.00 Debt Paydown 9.0x 32.1% 23.9% 17.8% 12.9% Projected EBITDA $ 9.4 $ 6.0 $ 8.8 $ 16.2 $ 15.6 9.5x 33.9% 25.6% 19.4% 14.4% (-): Depreciation (5.7) (4.9) (4.6) (4.5) 10.0x 35.6% 27.2% 20.9% 15.9% (-): Interest Expense (1.3) (1.1) (0.8) (0.3) 10.5x 37.3% 28.8% 22.4% 17.3% (-): Cash Income Taxes 0.0 (0.8) (3.0) (3.0) 11.0x 38.9% 30.3% 23.8% 18.7% Net Earnings $ (0.9) $ 2.0 $ 7.8 $ 7.8 Multiple Return Sensitivity (+): Depreciation & Amortization 5.7 4.9 4.6 4.5 Purch. Price $79.6 $92.9 $106.3 $119.7 (-): Change in Working Capital 2.4 (1 .3) (1 .3) (0 .4) 2 P .2 r0 ic 6 e 0 5 /8 S5 h 8 a 8 re $2.50 $3.00 $3.50 $4.00 (-): Capital Expenditures (5.1) (4.6) (4.1) (4.1) 9.0x 3.0x 2.4x 1.9x 1.6x Free Cash Flow $ 2.0 $ 1.0 $ 7.1 $ 7.8 9.5x 3.2x 2.5x 2.0x 1.7x 10.0x 3.4x 2.6x 2.1x 1.8x 10.5x 3.6x 2.8x 2.2x 1.9x End of Year Net Debt $ 18.7 $ 1 6.7 $ 15.7 $ 8.6 $ 0.8 11.0x 3.7x 2.9x 2.4x 2.0x (1) Represents net debt / (cash) as of August 2018. 44 Exit Exit Multiple MultipleLeveraged Buyout Scenario CONFIDENTIAL ($ in millions) Purchase Assumptions Sources and Uses of Funds Offer Price per Share $ 3.68 Capital Sources Capital Uses FD Shares Outstanding 26.7 Senior Debt $18.7 Purchase of Equity $98.4 Equity Value $ 9 8.4 Subordinated Debt $0.0 Paydown of Existing Debt and Other Liabilities $1.0 Net Debt (1) 1 2.7 On-Balance Sheet Cash $5.9 Advisory, Financing & Legal $2.8 Enterprise Value $ 111.1 Equity Investment $77.5 Working Capital $0.0 Implied 2018 EBITDA Multiple 11.9x Total Sources $102.2 Total Uses $102.2 Leverage Summary Cost of Debt Leverage Multiple 2.0x Senior Debt Multiple 2.0x Subordinated Debt 0.0x Debt / Total Capitalization 19.5% LIBOR 2.00% Cash Interest 11.00% Spread 5.00% PIK Interest 1.00% Exit Summary Senior Debt Interest 7.00% Sub Debt Interest 12.00% Exit Multiple 11.0x Fees and Expenses $0.3 Fees and Expenses $0.0 2022 EBITDA $ 15.6 Exit Firm Value $ 171.7 Transaction Assumptions Less: 2022 Year-End Debt $ (0.8) Advisory and Legal Fee $2.5 First Projected Year 2019 Exit Equity Value to Sponsor $ 170.9 Tax Rate 27.5% Sponsor Ownership Period 4 yrs Equity Sponsor IRR 21.9% Multiple Return 2.2x Cash Flow Detail Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 IRR Sensitivity Purch. Price Revenue $ 151.0 $ 144.8 $ 148.8 $ 145.8 $ 145.1 $79.6 $92.9 $106.3 $119.7 Price / 22% Share $2.50 $3.00 $3.50 $4.00 Debt Paydown 9.0x 32.1% 23.9% 17.8% 12.9% Projected EBITDA $ 9.4 $ 6.0 $ 8.8 $ 16.2 $ 15.6 9.5x 33.9% 25.6% 19.4% 14.4% (-): Depreciation (5.7) (4.9) (4.6) (4.5) 10.0x 35.6% 27.2% 20.9% 15.9% (-): Interest Expense (1.3) (1.1) (0.8) (0.3) 10.5x 37.3% 28.8% 22.4% 17.3% (-): Cash Income Taxes 0.0 (0.8) (3.0) (3.0) 11.0x 38.9% 30.3% 23.8% 18.7% Net Earnings $ (0.9) $ 2.0 $ 7.8 $ 7.8 Multiple Return Sensitivity (+): Depreciation & Amortization 5.7 4.9 4.6 4.5 Purch. Price $79.6 $92.9 $106.3 $119.7 (-): Change in Working Capital 2.4 (1 .3) (1 .3) (0 ..4) 2 P .2 r0 ic 6 e 0 5 /8 S5 h 8 a 8 re $2.50 $3.00 $3.50 $4.00 (-): Capital Expenditures (5.1) (4.6) (4.1) (4.1) 9.0x 3.0x 2.4x 1.9x 1.6x Free Cash Flow $ 2.0 $ 1.0 $ 7.1 $ 7.8 9.5x 3.2x 2.5x 2.0x 1.7x 10.0x 3.4x 2.6x 2.1x 1.8x 10.5x 3.6x 2.8x 2.2x 1.9x End of Year Net Debt $ 18.7 $ 1 6.7 $ 15.7 $ 8.6 $ 0.8 11.0x 3.7x 2.9x 2.4x 2.0x (1) Represents net debt / (cash) as of August 2018. 44 Exit Exit Multiple Multiple

CONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process OverviewCONFIDENTIAL Table of Contents Section I Executive Summary Section II Intersections Overview Section III Current Situation and Business Trends Section IV Transaction Detail Section V Valuation Considerations Appendix A Refinancing Process Overview

Overview of Refinancing Process CONFIDENTIAL Refinancing Process Summary: Groups Contacted 185 Calls / Meetings with Management 37 Groups Receiving Dataroom Access 11 Offers Received 6 Refinancing Process Summary 185 37 11 6 Groups Calls / In Person Meetings Groups Receiving Access Offers Contacted with Management to the Dataroom Received 46Overview of Refinancing Process CONFIDENTIAL Refinancing Process Summary: Groups Contacted 185 Calls / Meetings with Management 37 Groups Receiving Dataroom Access 11 Offers Received 6 Refinancing Process Summary 185 37 11 6 Groups Calls / In Person Meetings Groups Receiving Access Offers Contacted with Management to the Dataroom Received 46

Refinancing Process Detail

CONFIDENTIAL

Groups Contacted (185)

- 683 Capital Management, LLC
- ACT Capital Management, LLC
- Adage Capital Management, L.P.
- Advantage Capital Partners
- Advisory Research, Inc.
- AES Capital Management, LLC
- AGF Investments, Inc.
- Agility Capital, LLC
- AIGH Investment Partners, LLC
- AIP Asset Management
- Akre Capital Management, LLC
- Alder Hill Management, L.P.
- AlphaNorth Asset Management
- Altum Capital Management
- Alyeska Investment Group, L.P.
- Angelo Gordon & Company, L.P.
- Anson Advisors, Inc.
- Anthos Capital, L.P.
- Ares Management, LLC
- Armistice Capital, LLC
- Ascend Capital, LLC
- Aspenwood Capital
- Aspire Capital Partners, LLC
- Asymmetry Capital Management, L.P.
- Atalaya Capital Management, L.P.
- Audax Mezzanine
- AWM Investment Company, Inc.
- Banneker Partners
- Baraboo Growth, LLC
- Bard Associates, Inc.
- Barometer Capital Management, Inc.
- Bay City Capital, LLC
- Baylight Capital, LLC
- BG Capital Group
- Black Creek Investment Management, Inc.
- Bloom Investment Counsel, Inc.
- Blue Clay Capital Management, LLC
- Boardman Bay Capital Management, LLC
- Bonanza Fund Management, Inc.
- Bortel Investment Management, LLC
- CAM Capital
- Camden Partners Holdings, LLC
- Cannell Capital LLC
- Castle Creek Arbitrage, LLC
- Centrecourt Asset Management, LLC
- Chicago Venture Partners, L.P.
- CI Investments, Inc.
- CIBC
- Clayton Partners, LLC
- Clear Harbor Asset Management, LLC
- Cleveland Capital Management, LLC
- Clinton Group, Inc.
- Columbus Capital Management, LLC
- Comerica Bank
- Connective Capital Management, LLC
- Crestline Management, L.P.
- Crispin Capital Management, LLC
- Crosslink Capital, Inc.
- Crystal Financial
- Dane Capital Management, LLC
- Doheny Asset Management, LLC
- Dos Rios Partners
- Eagle Private Capital
- Eastward Capital Partners, LLC
- EFO Financial Group, LLC
- Elliott Management Corporation
- Elm Park Capital Management, LLC
- Empery Asset Management, L.P.
- Empire Capital Funds, LLC
- Endeavour Capital
- Escalate Capital Partners
- Esousa Holdings, LLC
- Falcon Investment Advisors
- Falcon Point Capital, LLC
- Farallon Capital Management, LLC (U.S.)
- Farragut Capital Partners
- First Wilshire Securities Management
- Five Points Capital
- Fondren Management, L.P.
- Forge First Asset Management, Inc.
- Francis Capital Management, LLC
- Franklin Advisers, Inc.
- Fuller & Thaler Asset Management, Inc.
- G2 Investment Partners Management, LLC
- Galapagos Partners, L.P.
- GarMark Partners
- Gavin Management Group, Inc.
- Gemini Strategies, LLC
- Golden Gate Capital
- GPB Capital
- Grand Slam Asset Management, LLC
- Granite Investment Partners, LLC
- Graycliff Partners
- GrizzlyRock Capital, LLC
- Gruneich Fund
- Hale Capital Management, L.P.
- Harbert Management Corporation
- HarbourVest
- Headlands Capital
- Heights Capital Management, Inc.
- Hercules Technology Growth Capital
- Hickory Venture Capital Corporation
- Highbridge Capital Management, LLC
- Highview Advisors, L.P.

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Mergers and Acquisitions

Refinancing Process Detail (continued)

CONFIDENTIAL

Groups Contacted (185)

- Hillsdale Investment Management, Inc.
- Horizon Technology Finance Management, LLC
- HPS Investment Partners, LLC
- Hudson Bay Capital Management, L.P.
- Hunting Dog Capital
- Intracoastal Capital, LLC
- InView Investment Management, LLC
- Iroquois Capital Management, LLC
- iSubscribed
- JGB Management, Inc.
- Juniperhill Asset Management, LLC
- Jupiter Peak Capital, LLC
- K.J. Harrison & Partners, Inc.
- K2 & Associates Investment Management, Inc.
- Kilgharrah Asset Management, Inc.
- Kinetics Asset Management, LLC
- Kingsbrook Partners, L.P.
- Kitano Capital, LLC
- KKR
- Landmark Partners, Inc.
- Lark Investments, Inc.
- Lincoln Park Capital Fund, LLC
- LNC Partners
- Loomis Sayles & Company, L.P.
- Manchester Management Company, LLC
- Manulife Asset Management, LTD
- MAZ Partners, LLC
- Millennium Management, LLC
- Multiplier Capital, L.P.
- NewSpring Capital
- Nokomis Capital, LLC
- North Atlantic Capital
- Onset Ventures
- ORIX Venture Finance, LLC
- Park City Capital, LLC
- Pennington Capital Management, LLC
- Perritt Capital Management, Inc.
- Pinnacle Ventures
- Plough Penny Partners, L.P.
- Polar Asset Management Partners, Inc.
- Poplar Point Capital Management, LLC
- Potrero Capital Research, LLC
- Prescott Group Capital Management, LLC
- QCM, LLC
- Radcliffe Capital Management, L.P.
- Razi Capital
- Redwood Fund
- Renovo Capital
- Riva Ridge / B Riley FBR
- Sabine Capital Partners
- Selective Asset Management, Inc.
- Senvest Management, LLC
- Sigma One
- Silicon Valley Bank
- SLF Management, LLC
- Southshore Capital Partners, L.P.
- Square 1 Asset Management, Inc.
- Stonepine Capital Management, LLC
- Summit Partners L.P.
- TA Associates Management, L.P. (US)
- TCW Investment Management Company
- TD Asset Management, Inc.
- Tennenbaum Capital Partners, LLC
- Titan Capital Group III, L.P.
- Tocqueville Asset Management, L.P.
- Towerview, LLC
- TRINITY Capital Investors, Inc.
- Triplepoint Capital, LLC
- Virginia Commercial Finance
- Walrus Partners, LLC
- Warberg Asset Management, LLC
- Weber Capital Management, LLC
- Wellington Management Company, LLP
- Wells Fargo Bank, National Association
- Western Standard, LLC
- Western Technology Investment (WTI)
- Westwood Management Corporation
- Whitebox Advisors, LLC
- Wolverine Asset Management, LLC
- Wynnefield Capital, Inc.
- Yorkville Advisors, LLC

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North Point | Advisors
Mergers and Acquisitions

Refinancing Process Detail (continued)

CONFIDENTIAL

Calls and In Person Meetings with Management (37)

- AIP Asset Management
- Akre Capital Management
- Altum Capital Management
- Atalaya Capital Management, L.P.
- AWM Investment Company, Inc.
- Bard Associates, Inc.
- Centrecourt Asset Management
- Chicago Venture Partners, L.P.
- CIBC
- Connective Capital Management
- Crystal Financial
- Eastward Capital Partners, LLC
- Elm Park Capital Management, LLC
- Francis Capital Management, LLC
- GPB Capital
- Gruneich Fund
- Hale Capital Management, L.P.
- Heights Capital Management, Inc.
- Hercules
- Hercules Technology Growth
- iSubscribed
- KKR
- Lincoln Park Capital Fund, LLC
- New Spring
- Poplar Point Capital Management
- QCM, LLC
- Renovo Capital
- Sigma One
- Silicon Valley Bank
- Summit Partners L.P.
- Virginia Commercial Finance
- Warberg Asset Management, LLC
- Western Standard, LLC
- Westwood Management Corp.

Offers Received (6)

- Crystal Financial
- Hale Capital
- iSubscribed
- KKR
- NewSpring Capital
- Riva Ridge / B Riley FBR

Note: Some groups had both calls and meetings with management which are counted as two separate events.

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North Point | Advisors
Mergers and Acquisitions